UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

EXPLANATORY NOTE

This Current Report on Form 8-K of Health Net, Inc. (f/k/a Foundation Health Systems, Inc.) is for the purpose of filing as an exhibit a restated copy of the Foundation Health Systems, Inc. Amended and Restated 1998 Stock Option Plan (also referred to variously as the Health Net, Inc. Amended and Restated 1998 Stock Option Plan).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99	Foundation Health Systems, Inc. Amended and Restated 1998 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2004	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	Foundation Health Systems, Inc. Amended and Restated 1998 Stock Option Plan.